EXHIBIT 99.1

UNITED STATES DISTRICT COURT
CENTRAL DISTRICT OF CALIFORNIA

IN RE IXIA SHAREHOLDER DERIVATIVE LITIGATION	) ) ) ) ) ) )	Master File No. 2:14-cv-03468-DMG-SH
This Document Relates To: ALL ACTIONS.
NOTICE TO CURRENT IXIA SHAREHOLDERS

TO:	ALL OWNERS OF Ixia (“Ixia” OR “THE COMPANY”) COMMON STOCK AS OF NOVEMBER 17, 2015 (“CURRENT Ixia SHAREHOLDERS”).
PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS MAY BE AFFECTED. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF SHAREHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY LEGAL PROCEEDINGS IN THIS CONSOLIDATED ACTION.
IF THE COURT APPROVES THE SETTLEMENT AND DISMISSAL OF THE ACTION, SHAREHOLDERS OF IXIA WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE SETTLED CLAIMS. THIS ACTION IS NOT A “CLASS ACTION.” THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.
THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS RESPECTING THE MERITS OF THE ACTION. THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.
IF YOU WERE NOT THE BENEFICIAL OWNER OF IXIA COMMON STOCK ON THE RECORD DATE, PLEASE TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

YOU ARE HEREBY NOTIFIED, pursuant to an Order of the United States District Court for the Central District of California (the “Court”), that a proposed settlement agreement (the “Settlement”) has been reached among Plaintiffs1, on behalf of themselves and derivatively on behalf of Ixia in connection with the following consolidated shareholder derivative action (the “Action”): In re Ixia Shareholder Derivative Litigation, Master File No. 2:14-cv-03468-DMG-SH.2
Plaintiffs filed the Action derivatively on behalf of Ixia to remedy the alleged harms caused to the Company by the Individual Defendants’ alleged breach of their fiduciary duties. The proposed Settlement, if approved by the Court, would fully, finally and forever resolve the Action on the terms set forth in the Stipulation and summarized in this Notice, including the dismissal of the Action with prejudice.
As explained below, a hearing (the “Settlement Hearing”) shall be held before the Court on May 27, 2016 at 10:00 a.m. to determine whether, inter alia, the proposed Settlement is fair, reasonable, and adequate, and should be finally approved by the Court. You have the right to object to the Settlement in the manner provided herein. If you fail to object in the manner provided herein at least fourteen (14) business days prior to the Settlement Hearing (i.e., by May 9, 2016), you will be deemed to have waived your objections and will be bound by the Final Order and Judgment to be entered and the releases to be given, unless otherwise ordered by the Court.

1    For purposes of this Notice, the Court incorporates by reference the definitions in the Parties’ Stipulation and Agreement of Settlement (“Stipulation”), fully executed as of November 17, 2015, and all capitalized terms used herein, unless otherwise defined, shall have the same meanings as those set forth in the Stipulation. In the event that any inconsistencies arise between this Notice and the Stipulation, then the Stipulation, as modified as set forth in footnote 3 below, shall control. The Stipulation may be inspected at the Los Angeles Courthouse for the Central District of California, 312 N. Spring St., Los Angeles, CA 90012, during business hours of each business day. The Stipulation is publicly available as an Exhibit to the Form 8-K filed by the Company with the Securities and Exchange Commission on December 1, 2015 and at the Company’s website at http://www.ixiacom.com/about-us/company/investor-relations.
2    On May 5, 2014 and May 7, 2014, two related and substantially similar shareholder derivative actions were separately filed by Plaintiffs on behalf of Ixia against the Individual Defendants for allegedly breaching their fiduciary duties. Plaintiff Erie filed its initial derivative complaint on May 5, 2014, while Plaintiff Witmer filed her derivative complaint on May 7, 2014. On May 28, 2014, the Court consolidated those actions.

This Notice is not intended to be and should not be construed as an expression of any opinion by the Court with respect to the merits of the claims made in the Action, but is merely to advise you of the proposed Settlement and of your rights as a Current Ixia Shareholder.
I.    BACKGROUND OF THE ACTION
A.    Factual Background
Ixia, a California corporation headquartered in Calabasas, California, provides converged Internet protocol (IP) network validation and network visibility solutions in the United States and internationally. The Company was founded in 1997 and its common stock began trading publicly on NASDAQ on October 25, 2000. Shares of Ixia’s common stock are traded on NASDAQ under the ticker symbol “XXIA.”
On March 19, 2013, the Company reported that it would need to delay the filing of its Annual Report on Form 10-K for 2012 “to correct an error related to the manner in which [Ixia] recognizes revenues for its warranty and software maintenance contracts.” Subsequently, on April 3, 2013, the Company reported that after an evaluation of the impact of such error and identification of an additional error in its revenue recognition practices that required correction, Ixia’s management recommended to the Board’s Audit Committee (the “Audit Committee”) that the Company restate its previously issued financial statements (the “First Restatement”) for the fiscal years ended December 31, 2010 and 2011, and the fiscal quarters ended March 31, 2011, June 30, 2011, September 30, 2011, March 31, 2012, June 30, 2012, and September 30, 2012. In connection with this disclosure, the Company reported that its financial statements for those fiscal periods should no longer be relied upon, and that Ixia has identified internal control deficiencies as of December 31, 2012 that constituted material weaknesses relating to its revenue recognition practices for warranty and software contracts.
Next, on May 3, 2013, the Company announced that its independent outside auditor, PricewaterhouseCoopers LLP (“PWC”), had “decline[d] to stand for reappointment as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.”

On March 4, 2014, the Company announced that the Audit Committee had completed an internal investigation that had been initiated as a result of the October 2013 resignation of the Company’s former President and Chief Executive Officer. Following its investigation, the Audit Committee concluded that there had been “an aggressive tone at the top set by the former CEO, a lack of leadership in terms of tone at the top with respect to the [C]ompany’s recently resigned chief financial officer, and insufficient resources, controls, and training of relevant personnel with respect to revenue recognition…” On April 17, 2004, the Company further reported that it would be required to restate its financial results from the first and second fiscal quarters of 2013, because certain revenues had been prematurely recognized during those periods. In June 2014, the Company issued the restated financial statements for the first and second quarters of 2013.
B.    Procedural Background
On May 5, 2014 and May 7, 2014, two related and substantially similar shareholder derivative actions were separately filed by Plaintiffs on behalf of Ixia against the Individual Defendants in the U.S. District Court for the Central District of California (the “Court”). On May 28, 2014, the Court consolidated those actions, appointed The Weiser Law Firm, P.C. and Kessler Topaz Meltzer & Check, LLP as Co-Lead Counsel for Plaintiffs, and appointed Plaintiffs Erie and Witmer as Co-Lead Plaintiffs (the “Consolidation Order”) in the consolidated Action.
On September 2, 2014, Plaintiffs filed a verified consolidated derivative complaint. On October 15, 2014, the Company filed a motion to dismiss the verified consolidated derivative complaint based on Plaintiffs’ failure to (i) make a prelitigation demand upon the Company’s Board and (ii) plead sufficient facts to show that such a demand would have been futile. On October 15, 2014, the Individual Defendants with the exception of Alston also filed a motion to dismiss the verified consolidated derivative complaint for failure to state a claim and filed a joinder with respect to the Company’s motion to dismiss. On the same day, Alston filed joinders with respect to both motions to dismiss.

Following the Defendants’ filing of the motions to dismiss, pursuant to further stipulations of the parties and order of the Court (the “Scheduling Order”), Plaintiffs subsequently filed a Verified Consolidated Amended Shareholder Derivative Complaint (the “Complaint”) on January 26, 2015. The Complaint asserted nine counts on behalf of Ixia against the Individual Defendants: six separate counts for breach of fiduciary duty, two separate counts for restitution, and one count for violations of California Corporations Code Sections 25402 and 25502.5. Pursuant to the Scheduling Order, Defendants filed motions to dismiss the Complaint on March 2, 2015.
In April 2015, Plaintiffs and Defendants agreed to explore a potential resolution of the Action by participating in an in-person mediation (“Mediation”) to be held before the Honorable Layn R. Phillips, U.S. District Judge (Retired) (the “Mediator” or “Judge Phillips”) in July 2015 in New York City. Accordingly, on April 24, 2015, the Court entered an order staying the Action pending the parties’ participation in the Mediation on July 23, 2015.
On June 25, 2015, Plaintiffs and Defendants each submitted to the Mediator, and exchanged amongst each other, mediation statements in anticipation of the Mediation. On July 7, 2015, Plaintiffs submitted a settlement demand to Defendants. On July 21, 2015, Defendants submitted to Plaintiffs a written response to Plaintiffs’ settlement demand.
During the week before the Mediation was held, counsel for Plaintiffs and Defendants each separately participated in pre-Mediation conference calls with Robert H. Fairbank, an experienced mediator who assisted Judge Phillips with the Mediation. The parties to the Action thereafter attended and participated in the full-day Mediation in New York City on July 23, 2015. With the substantial assistance of the Mediator, at the conclusion of the Mediation, the Parties to the Action reached an agreement in principle regarding the terms required to settle the Action, and thereafter the Parties executed the Stipulation.

II.	PLAINTIFFS’ COUNSEL’S INVESTIGATION AND RESEARCH, PLAINTIFFS’ CLAIMS, AND THE BENEFITS OF SETTLEMENT
Plaintiffs’ Counsel conducted an extensive investigation relating to the claims and the underlying events alleged in the Action, including, but not limited to: (1) inspecting, analyzing, and reviewing Ixia’s public filings with the U.S. Securities and Exchange Commission (“SEC”), press releases, announcements, transcripts of investor conference calls, and news articles concerning Ixia; (2) drafting and filing the various initial and consolidated derivative complaints in the Action; (3) researching the applicable law with respect to the claims asserted in the Action and the potential defenses thereto; (4) researching corporate governance issues; (5) preparing and submitting a detailed mediation statement; (6) preparing and submitting a detailed settlement demand; (7) participating in the July 23, 2015 in-person Mediation in New York City; and (8) participating in extensive settlement discussions with Defendants’ Counsel.
Plaintiffs’ Counsel believes that the claims asserted in the Action have merit and that their investigation supports the claims asserted. Without conceding the merit of any of Defendants’ defenses or the lack of merit of any of Plaintiffs’ own allegations, and solely in order to avoid the potentially protracted time, expense, and uncertainty associated with continued litigation, including a potential trial and appeal, Plaintiffs have concluded that it is desirable that the Action be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation. Plaintiffs and Plaintiffs’ Counsel recognize the significant risk, expense, and length of continued proceedings necessary to prosecute the Action against the Individual Defendants through trial and through possible appeal. Plaintiffs’ Counsel have also taken into account the uncertain outcome and the risk of any litigation, especially in complex cases such as the Action, as well as the difficulties and delays inherent in such litigation. Plaintiffs’ Counsel are also mindful of the difficulty of establishing demand futility. Based on their evaluation, Plaintiffs and Plaintiffs’ Counsel have determined that the Settlement is in the best interests of Plaintiffs, Ixia, and Current Ixia Shareholders, and have agreed to settle the Action upon the terms and subject to the conditions set forth in the Stipulation.

III.    DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY
The Individual Defendants have denied and continue to deny that they have committed, threatened or attempted to commit any violations of law, or breached any fiduciary duty owed to Plaintiffs, Ixia, or its shareholders. The Individual Defendants also deny and continue to deny that they engaged in any of the wrongful acts alleged in the Action and expressly maintain that they diligently and scrupulously complied with their fiduciary and other legal duties. Without admitting the validity of any of the claims Plaintiffs have asserted in the Action, or any liability with respect thereto, Defendants have concluded that it is desirable that the claims in the Action be settled on the terms and subject to the conditions set forth in the Stipulation. Defendants are entering into this Settlement because it will eliminate the uncertainty, distraction, disruption, burden, risk, and expense of further litigation. Further, Defendants acknowledge that the Settlement is fair, reasonable, adequate, and in the best interests of Ixia and Current Ixia Shareholders.
Neither the Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any document or exhibit referred to or attached to the Stipulation, nor any action taken to carry out the Stipulation, is or may be construed or used as evidence of the validity of any of Plaintiffs’ Released Claims, or as an admission by or against Defendants of any fault, wrongdoing, or concession of liability whatsoever.
IV.    THE SETTLEMENT HEARING
The Settlement Hearing will be held before the Court on May 27, 2016, at 10:00 a.m. in Courtroom 7 of the United States Courthouse, 312 N. Spring Street, Los Angeles, CA 90012, before the Honorable Dolly M. Gee, to determine: (i) whether the proposed Settlement, upon the terms set forth in the Stipulation, should be finally approved in all respects as fair, reasonable, and adequate; (ii) whether the Final Order and Judgment approving the Settlement should be entered; and (iii) whether Plaintiffs’ Counsel’s Fee Application should be finally approved. The Settlement Hearing may be continued by the Court at the Settlement Hearing, or at any adjourned session thereof without further notice.

V.    THE SETTLEMENT
The terms and conditions of the proposed Settlement are set forth fully in the Stipulation described above. The Stipulation acknowledges that the Company received the relief described herein, and Defendants have agreed that the Company and/or the Board will adopt, to the extent not already adopted, the corporate governance measures (the “Governance Measures”) attached to the Stipulation as Exhibit A. The Stipulation has been filed with the Court and the following is only a summary of its terms3.
Ixia, through its Board, shall adopt and implement the Corporate Governance Measures, described below, within ninety (90) days after the Effective Date, and the Governance Measures shall remain in place for at least three (3) years. Nothing herein shall be deemed to imply that Ixia’s prior corporate governance procedures were deficient. If prevailing law, regulations, or listing standards change in such a way that any of the below Governance Measures is rendered inconsistent with applicable law, regulations, or listing standards, the Board may amend, modify, or suspend any such Governance Measure(s). Further, these Governance Measures may be amended, modified, or suspended by a vote of the shareholders of Ixia. Should Ixia in the future be acquired by or merge with another company or undergo any other change such that Ixia is no longer an independent public company, these Governance Measures shall no longer be binding.
A.    Audit Committee
1.    Audit Committee Oversight

(a)
The Company agrees that the Board’s Audit Committee (the “Audit Committee”), at least annually, shall review generally the Company’s significant accounting policies and application of Generally Accepting Accounting Principles (“GAAP”). With respect to this review process, the Audit Committee shall

3    During the February 26, 2016 hearing on the motion for preliminary approval of the Settlement, the Parties notified the Court of one change to the Governance Measures set forth in Exhibit A to the Stipulation. The Parties agreed to change the date by which an additional independent director must be appointed under Section E(2) of the Governance Measures from the Company’s 2016 Annual Meeting of Shareholders to the Company’s 2017 Annual Meeting of Shareholders. This change is reflected in the summary of terms set forth herein.

consult with the Company’s independent registered public accounting firm (“independent outside auditors”) to review whether changes to the Company’s significant accounting policies may be appropriate. The Audit Committee will confer with the Company’s management regarding any changes proposed to be made in connection with such review process.

(b)
The Company’s Chief Financial Officer (“CFO”) shall meet at least annually with the Company’s independent outside auditors to review the Company’s significant accounting policies and application of GAAP. The CFO shall present to the Audit Committee any conclusions reached during these meetings.

(c)
The Company agrees that the Company’s CFO shall not have been employed by the Company’s independent outside auditors during the two (2) years prior to his/her employment with the Company or, if she/he was involved in the independent outside auditors’ audit of the Company, then during the five (5) years prior to his/her employment with the Company.

2.    Audit Committee Governance Measures

(a)
The Audit Committee Charter shall be amended (or amended and restated) to confirm that the Audit Committee shall be responsible for appointing a Director of Internal Audit and for establishing and maintaining an internal audit function.

(b)
The Audit Committee shall meet at least annually with the Director of Internal Audit, the Company’s independent outside auditors and such members of the Company’s finance department as are requested to attend by the Audit Committee to review the Company’s revenue recognition accounting practices.

(c)
The Audit Committee Charter shall be amended (or amended and restated) to provide that the Chair of the Audit Committee shall not serve on more than one other committee of the Board and shall not serve as the Chair of any such other committee on which he/she serves.

(d)	The Audit Committee Charter shall be amended (or amended and restated) to provide that the Audit Committee shall meet at least eight (8) times per calendar year.

(e)
The Company agrees that, in advance of the Company’s finalization of the Company’s quarterly and annual financial statements that are included in the periodic reports that the Company files with the U.S. Securities and Exchange Commission (the “SEC”), the Audit Committee shall: (i) hold a meeting with the Company’s independent outside auditors, members of the Company’s management (typically including the Chief Executive Officer (“CEO”), CFO, and Director of Internal Audit) and such other advisors or persons as the Audit Committee deems appropriate, and (ii) during such meeting, also meet in executive session outside of the presence of the Company’s management.

B.    The Position of Chief Compliance Officer:

1.	In his/her capacity as the Company’s General Counsel, the General Counsel shall also serve as the Company’s chief compliance officer.

2.
The General Counsel’s duties and job responsibilities in his/her capacity as chief compliance officer shall include overseeing and enforcing the Company’s compliance and ethics program, including the Company’s Code of Conduct, fostering a culture that integrates compliance and ethics into business processes and practices through awareness and training, and maintaining and monitoring a system for reporting and investigating potential compliance and ethics concerns.

3.
The General Counsel shall report to the Board at least four (4) times annually regarding the Company’s compliance and ethics program and, if applicable, any compliance or ethical concerns. The General Counsel also shall report promptly to the Audit Committee (directly or through its Chair) any allegations of financial fraud that, if substantiated, would impact the Company’s financial statements.

C.    The Position of Director of Internal Audit:

1.
The Audit Committee Charter shall be amended (or amended and restated) to provide that the Director of Internal Audit shall report directly to the Audit Committee and report administratively to the CFO.

2.
The Company shall maintain a separate charter for the Director of Internal Audit. The Company’s current Internal Audit Charter, which describes the duties of the Company’s recently hired and appointed Director of Internal Audit, shall be amended to provide that the Director of Internal Audit shall meet with: (a) the Company’s CFO at least eight (8) times annually, (b) the Audit Committee on at least a quarterly basis and (c) the independent outside auditors on at least a quarterly basis.

3.
The Director of Internal Audit shall prepare a written report which shall be delivered to the Audit Committee after the end of each fiscal quarter and in advance of the Company’s filing of its applicable quarterly and annual periodic reports with the SEC, outlining any irregular revenue recognition or deferred payments practices or any other significant internal audit findings, including any weaknesses in internal controls and related risk exposures, and the Company’s progress on remedial actions relating to internal controls, if applicable. The Audit Committee shall be responsible for reviewing these written reports with the Company’s independent outside auditors prior to the release of the Company’s Quarterly Report on SEC Form 10-Q or Annual Report on SEC Form 10-K, as applicable, for the fiscal periods covered by such reports.

D.    Internal Audit Function

1.
The Company agrees that at least once every three (3) years, the Director of Internal Audit shall conduct a comprehensive review of policies, practices and procedures regarding the Company’s internal audit function, and shall make a report and recommendation to the Audit Committee concerning these policies, practices and procedures.

E.    Appointment of New Directors

1.
The Company confirms that the Board has already appointed one new independent director to the Board effective as of June 26, 2015, that the new director is an audit committee financial expert within the meaning of the federal securities laws, and that the new director has been appointed as the Chair of the Audit Committee (the former chair remains on the Audit Committee, while a former member has stepped down from the Audit Committee but remains on other committees of the Board). The Company expects that such new director will be included as a director nominee in the Company’s proxy materials relating to its 2016 Annual Meeting of Shareholders.

2.
The Board shall establish a process to be followed by the Nominating and Corporate Governance Committee with respect to the appointment or election, as applicable, no later than at the Company’s 2017 Annual Meeting of Shareholders, of an additional new independent director to serve on the Board and to be included as a director nominee in the Company’s proxy materials relating to its 2017 Annual Meeting of Shareholders. The new director shall be appointed to serve on one or more committees for which he/she is qualified (which may include the Audit Committee).

3.
As part of the process referenced above, the Nominating and Corporate Governance Committee shall use an objective set of criteria when conducting the search for the new independent director. The independent search firm that has been engaged by the Committee to assist with this search shall, based on such criteria, conduct appropriate reviews of and interviews with appropriate prospective candidates. Qualified candidates shall be presented to the Nominating and Corporate Governance Committee for consideration.

F.    Insider Trading Policy

1.	The Company’s General Counsel shall serve as the Company’s Trading Compliance Officer for purposes of the Company’s Insider Trading Policy and trading compliance program.

2.	The Trading Compliance Officer shall be responsible for monitoring, enforcing and updating the Company’s insider trading compliance program.

(a)	The trading compliance program shall be designed to ensure compliance with the Company’s Insider Trading Policy and provide appropriate sanctions for noncompliance, such as termination of employment.

(b)	The trading compliance program shall include a process by which Company stock sales by directors and Section 16 officers are pre-cleared before any sale occurs.

(c)
The Audit Committee shall be responsible for direct oversight of the trading compliance program and the Trading Compliance Officer (with respect to his/her service in that role), and shall have regular communications with the Trading Compliance Officer, including the opportunity to meet with the Trading Compliance Officer outside of the presence of any other members of the Company’s management.

(d)
The Trading Compliance Officer shall report to the Audit Committee at least once annually regarding: (i) his/her monitoring of the Company’s trading compliance program and (ii) any investigation by her/him of any insider trades.

3.	The Company’s Insider Trading Policy shall be amended (or amended and restated) to:

(a)
Prohibit directors and Section 16 officers from purchasing or selling the Company’s securities prior to the third business day after the Company’s public announcement of any “material non-public information” (as defined in the Insider Trading Policy in a manner that is consistent with applicable law).

(b)
Prohibit the Company from buying back its common stock from any director or Section 16 officer in a privately negotiated transaction, provided that transactions authorized or contemplated by the Company’s equity incentive plans (e.g., the withholding of shares otherwise issuable to cover tax withholding and/or payment of option exercise price or to cover tax withholding with respect to restricted stock units that are vesting) shall not be deemed to constitute the buying back of the Company’s common stock.

(c)
Provide that the Company shall seek reimbursement from the appropriate individual for any fines, fees or expenses incurred by the Company in connection with any illegal insider trading by any employee, officer or director of the Company.

G.    General Counsel

1.
On an annual basis, the General Counsel shall participate in training provided by a state bar accredited organization regarding relevant securities laws and corporate governance matters, including, for example, SEC disclosure requirements, internal corporate controls, compliance with the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), and compliance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”).

2.
The General Counsel shall meet privately at least quarterly with the Company’s Audit Committee, without other members of management present, to discuss any concerns or issues that the General Counsel or the Audit Committee may have with respect to the Company’s compliance with Sarbanes-Oxley, compliance with Dodd Frank, SEC disclosures, the Company’s Insider Trading Policy and trading compliance program or executive compensation.

H.    Director Education

1.
Each director on the Board shall attend a Vanderbilt Directors’ College, Stanford Law School Directors’ College or similar program within two (2) years after final Court approval of the settlement of the Action. This requirement shall not apply to any director who has attended a similar program since January 2014.

2.	Thereafter, the directors on the Board shall participate in regular continuing education.
I.    Compensation Clawback Policy

1.
As to any performance-based cash bonus plans adopted and/or performance-based equity incentives awarded by Ixia after the Effective Date of the Settlement, such plans or awards will provide that if the Company is required to restate its consolidated financial statements after performance-based equity incentives have been earned or performance-based bonuses have been paid, then the Company will clawback the amount of equity incentives earned by, and/or bonuses paid to, the Company’s then current executive officers that would not have been earned or paid, as applicable, had such financial statements been correctly stated at the time the Company originally determined the extent to which they had been earned; provided, however, that the Company will not be required to pursue such recovery if, after the Company’s Compensation Committee has determined that a reasonable effort to clawback such excess incentive-based compensation has been made, the Company’s Compensation Committee then concludes that any such recovery would be impracticable to pursue because the expense of seeking such recovery would exceed the recoverable amounts or the Company’s recovery efforts are not likely to be successful.
J.    Employee Training Regarding GAAP and Legal Compliance

1.	The Company’s General Counsel and CFO shall be charged with the primary responsibility for education pursuant to this provision.

2.	Annual training shall be mandatory for all of the Company’s officers, directors, and employees.

3.
Training shall address the Company’s Code of Conduct, Insider Trading Policy, whistleblower policy, and financial reporting integrity. The Company shall also provide more specialized training, such as with respect to revenue recognition, for executives, finance, accounting, operations, sales and other personnel involved in the sales process.

4.
Upon completion of training with respect to the Company’s code of conduct and financial integrity reporting, the recipient of the training shall certify his/her receipt and completion of the training. The completed training certifications shall be maintained by the Company’s Human Resources Department for a period of ten (10) years following the date of the execution of the certification.

K.    Whistleblower Policy

1.	The Company agrees to provide contact information for its Whistleblower Hotline on the Company’s website.

Overall, the Company agrees and acknowledges that the adoption and implementation of the Reforms is the result of Plaintiffs’ initiation, prosecution and pendency of the Action, and further agrees that the Reforms confer a material benefit on Ixia and Current Ixia Shareholders. In addition, the Board, exercising its independent business judgment, believes that the Settlement and the Reforms are in the best interests of Ixia and Current Ixia Shareholders.
VI.    DISMISSAL AND RELEASES
If the Court approves the Settlement at the Settlement Hearing, the Parties will jointly request entry of the Final Order and Judgment by the Court, the entry of which is a condition of this Stipulation: (i) approving finally the Settlement set forth in the Stipulation as fair, adequate, and reasonable, and directing its consummation pursuant to its terms; (ii) dismissing with prejudice all of Plaintiffs’ Released Claims against Defendants’ Released Persons; (iii) permanently barring and enjoining the institution and prosecution by Plaintiffs’ Released Persons and anyone acting on behalf of Ixia against Defendants’ Released Persons in any court asserting any of Plaintiffs’ Released Claims and any claims arising out of, relating to or in connection with the institution, prosecution, assertion, defense, settlement, or resolution of the Action; (iv) permanently barring and enjoining the institution and prosecution by Defendants’ Released Persons and/or Current Ixia Shareholders of any action against Plaintiffs’ Released Persons in any court asserting any of the Defendants’ Released Claims arising out of, relating to or in connection with the institution, prosecution, assertion, defense, settlement, or resolution of the Action; and (v) containing such other and further provisions consistent with the terms of the Stipulation to which the Parties hereto consent in writing.
In consideration of the obligations and commitments undertaken by Defendants and the releases by Defendants’ Released Persons, which constitute good and valuable consideration, and subject to the terms and conditions of the Stipulation, on the Effective Date, Plaintiffs’ Released Persons shall fully, finally and forever release, relinquish and discharge as against Defendants’ Released Persons any and all of Plaintiffs’ Released Claims, and shall forever be barred and enjoined from instituting, commencing, or prosecuting any and all of Plaintiffs’ Released Claims against Defendants’ Released Persons.
In consideration of the obligations and commitments undertaken by the Parties, which constitute good and valuable consideration, and subject to the terms and conditions of the Stipulation, on the Effective Date, Defendants’ Released Persons shall fully, finally and forever release, relinquish and discharge as against Plaintiffs’ Released Persons any and all of Defendants’ Released Claims, and shall forever be barred and enjoined from instituting, commencing, or prosecuting any and all Defendants’ Released Claims against Plaintiffs’ Released Persons.
Nothing herein shall in any way impair or restrict the rights of any Party to enforce the terms of the Stipulation.
VII.    ATTORNEYS’ FEES AND EXPENSES
Defendants agree not to oppose a reasonable fee award by Plaintiffs and Plaintiffs’ Counsel in an amount up to Five Hundred and Seventy-Five Thousand Dollars ($575,000.00) (the “Fee Award”), but Defendants otherwise reserve all rights with respect to any fee award. In recognition of the material benefits provided to Ixia and Current Ixia Shareholders as a result of the initiation, prosecution, pendency, and settlement of the Action, the current Board, in the exercise of its independent business judgment, has agreed not to oppose a Fee Award as described above, and the Parties mutually agree that the Fee Award is fair and reasonable in light of the material benefits conferred upon Ixia and Current Ixia Shareholders by the Stipulation.
Plaintiffs’ Counsel shall request final approval of the Fee Award at the Settlement Hearing. To date, Plaintiffs’ Counsel have neither received any payment for their services in conducting the Action, nor have they been reimbursed for their out-of-pocket expenses incurred. Plaintiffs’ Counsel believe that the Fee Award is within the range of attorneys’ fees approved by courts under similar circumstances in litigation of this type.

VIII.	THE RIGHT TO OBJECT AND/OR BE HEARD AT THE SETTLEMENT HEARING
Any Current Ixia Shareholder may object and/or appear and show cause, if he, she, or it has any concern, why the Settlement should not be approved as fair, reasonable, and adequate, or why the Final Order and Judgment should not be entered thereon, or why the Fee Application should not be approved; provided, however, unless otherwise ordered by the Court, no Current Ixia Shareholder shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Final Order and Judgment to be entered thereon approving the same, or the Fee Award, unless that shareholder has, at least fourteen (14) business days prior to the Settlement Hearing (i.e., by May 9, 2016): (1) served upon counsel for the Parties, at the locations and in the manner specified herein, a written objection to the Settlement setting forth: (a) the nature of the objection; (b) proof of ownership of Ixia common stock through the date of the Settlement Hearing, including the number of shares of Ixia common stock and the date of purchase; and (c) any documentation in support of such objection; and (2) if a Current Ixia Shareholder intends to appear and requests to be heard at the Settlement Hearing, such shareholder must have, in addition to the requirements of (1) above, served upon counsel for the Parties, at the locations and in the manner specified herein: (a) a written notice of such shareholder’s intention to appear; (b) a statement that indicates the basis for such appearance; and (c) the identities of any witnesses the shareholder intends to call at the Settlement Hearing and a statement as to the subjects of their testimony. If a Current Ixia Shareholder desires to serve such a written objection and/or written notice of intent to appear, such shareholder must serve copies of such notice, proof, statement, and documentation (either by hand delivery or by first class mail) upon each of the following at least fourteen (14) business days prior to the Settlement Hearing:

Robert B. Weiser THE WEISER LAW FIRM, P.C. 22 Cassatt Avenue, First Floor Berwyn, PA 19312	Sheldon Eisenberg DRINKER BIDDLE & REATH 1800 Century Park East, Suite 1500 Los Angeles, CA 90067
Co-Lead Counsel for the Plaintiffs
Counsel for Individual Defendants Atul Bhatnagar, Thomas B. Miller, Errol Ginsberg, Jonathan Fram, Laurent Asscher, Gail Hamilton, Jon F. Rager, Alan Grahame, Raymond de Graaf, Walker H. Colston II and Ronald W. Buckly

Eric L. Zagar KESSLER TOPAZ MELTZER & CHECK, LLP 280 King of Prussia Road Radnor, PA 19087	Eric Rieder BRYAN CAVE LLP 1290 Avenue of the Americas, 36th Fl. New York, NY 10104
Counsel for Nominal Defendant Ixia
Co-Lead Counsel for the Plaintiffs
Christopher G. Caldwell CALDWELL LESLIE & PROCTOR, P.C. 725 South Figueroa Street, 31st Fl. Los Angeles, CA 90017
Counsel for Individual Defendant Victor Alston
Any Current Ixia Shareholder who does not make his, her, or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the settlement and the Fee Award as incorporated in the Stipulation, unless otherwise ordered by the Court, but shall otherwise be bound by the Final Order and Judgment to be entered and the releases to be given.

IX.    CONDITIONS FOR SETTLEMENT
The Settlement is conditioned upon the occurrence of certain events described in the Stipulation, which requires, among other things: (1) entry of the requested Final Order and Judgment by the Court; (2) the payment of the Fee Award; and (3) expiration of the time to appeal from or alter or amend the Final Order and Judgment. If, for any reason, any one of the conditions described in the Stipulation is not met and the entry of the Final Order and Judgment does not occur, the Stipulation might be terminated and, if terminated, will become null and void; and the Parties to the Stipulation will be restored to their respective positions as of November 17, 2015.
X.    EXAMINATION OF PAPERS AND INQUIRIES
This Notice contains only a summary of the terms of the Settlement. For a more detailed statement of the matters involved in the Action, reference is made to the Stipulation. The papers supporting the motion by Plaintiffs’ Co-Lead Counsel for a Fee Award, shall also be made available on the Company’s website after such papers are filed publicly with the Court.
Any other inquiries regarding the Settlement or the Action should be addressed in writing to the following:

Robert B. Weiser THE WEISER LAW FIRM, P.C. 22 Cassatt Avenue, Berwyn, PA 19312 (610) 225-2677	Eric L. Zagar KESSLER TOPAZ MELTZER & CHECK, LLP 280 King of Prussia Road Radnor, PA 19087 (610) 667-7706
Co-Lead Counsel for the Plaintiffs
PLEASE DO NOT TELEPHONE THE COURT OR IXIA
REGARDING THIS NOTICE